Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) of Titan International, Inc. of our report dated February 22, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, MO
February 22, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) of Titan International, Inc. of our report dated February 22, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February __, 2013